SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated July 31, 2009

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See the discussion below in Item 2.05 with respect to the Company’s contingent obligation associated with store leases of Bailey Banks & Biddle, which discussion is incorporated by reference herein.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 31, 2009, the Company completed the closure of 118 underperforming store locations in connection with its ongoing review of the Company’s real estate portfolio.  In addition, the Company has reached agreements in principle to settle the Company’s contingent rent obligations associated with 34 of the 45 store locations of the Bailey Banks & Biddle brand which was sold to Finlay Fine Jewelry Corporation (“Finlay”) in November 2007.  Finlay filed for Chapter 11 bankruptcy protection on August 5, 2009.  The aggregate future base rental obligations of the 34 Bailey Banks & Biddle stores were approximately $29 million as of July 31, 2009.  Contingent obligations with respect to the remaining 11 locations are still under negotiation and aggregate approximately $33 million of base rental obligations as of July 31, 2009.

The anticipated cost of the 118 store closures and the Bailey Banks and Biddle contingent obligations is approximately $50.2 million on a pre-tax basis, including estimated lease termination costs of approximately $23.2 million associated with the Bailey Banks & Biddle brand, estimated lease termination costs and fixed asset impairment charges of approximately $22.3 million associated with the store closures, professional service fees of approximately $3.5 million and severance related benefits of approximately $1.2 million.  These charges have been accrued in the fiscal quarter ended July 31, 2009.  Substantially all of these costs will represent future cash payments.

The closures and settlements are more fully described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Cautionary Notice Regarding Forward-Looking Statements

This report and the attached exhibit contain forward-looking statements, including statements regarding estimated costs to eliminate the Company’s contingent obligations with respect to Bailey Banks & Biddle store leases, estimated costs to be incurred in connection with the closing of 118 underperforming store locations and estimated net cash flow benefits by the end of fiscal year 2010 associated with these actions.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the results expressed in the forward-looking statements. These factors include, but are not limited to:  the timing of payments made and received with respect to these actions; the finalization of arrangements with landlords and the completion of negotiations with additional landlords.  For other factors, see the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2008. The Company disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 6, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Dated:	August 6, 2009	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer